Exhibit 99.1

BioPharmX Corporation Announces Approval of Merger by Stockholders at Special Meeting

CAMPBELL, California, May 13, 2020 - BioPharmX Corporation (NYSE American: BPMX) (“BioPharmX”) today announced that all proposals related to its proposed merger with Timber Pharmaceuticals LLC (“Timber”) were approved by BioPharmX’s stockholders at a special meeting held on May 13, 2020. The proposed merger remains subject to further customary closing conditions and regulatory approvals. BioPharmX and Timber expect the closing of the merger to occur on or about May 18, 2020.

Upon closing of the transaction, the combined company will change its name to “Timber Pharmaceuticals, Inc.” and it is anticipated that the shares will commence trading on the NYSE American market under the ticker symbol “TMBR.” The officers and managers of Timber will assume leadership of the combined company with Michael Derby serving as Chairman and John Koconis as Chief Executive Officer.

Timber is a biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. The combined company will have a robust pipeline including Timber’s two Phase 2b programs and a preclinical program targeting multiple niche orphan indications with no approved treatments as well as BioPharmX’s two Phase 3-ready topical minocycline programs. Following the closing of the merger, the combined company will evaluate BioPharmX’s Phase 3-ready programs for a strategic partnership, co-development, or other non-dilutive value creation opportunities.

The final voting results for BioPharmX’s special meeting of stockholders will be filed with the Securities and Exchange Commission (the “SEC”) in a Form 8-K.

Where to find additional information about the Special Stockholders Meeting, the proposed merger and related matters

On February 20, 2020, BioPharmX filed a Registration Statement on Form S-4 with the SEC containing a prospectus and a proxy statement of BioPharmX concerning the proposed merger between BioPharmX and Timber. The registration statement was declared effective by the SEC on March 30, 2020 and the proxy statement describing the merger and related matters was mailed to BioPharmX stockholders on or about April 6, 2020. Subsequently, on April 27, 2020, BioPharmX filed a supplement to its proxy statement describing certain changes to the terms of the merger and related matters from that described in the original proxy statement. The supplement was mailed to BioPharmX stockholders on or about April 28, 2020.

INVESTORS AND SECURITY HOLDERS OF BIOPHARMX ARE URGED TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT BIOPHARMX, TIMBER, THE MERGER, AND RELATED MATTERS.

The proxy statement/prospectus, the supplement, and any other documents filed by BioPharmX with the SEC, may be obtained free of charge at the SEC website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by BioPharmX by directing a written request to: BioPharmX Corporation, 900 E. Hamilton Avenue, Suite 100, Campbell, CA 95008 or by downloading the materials from the Investor Page of the BioPharmX website, www.BioPharmX.com.

About BioPharmX® Corporation

BioPharmX Corporation (NYSE American: BPMX) is a specialty pharmaceutical company focused on developing prescription products utilizing its proprietary HyantX Topical Delivery System for dermatology indications. To learn more about BioPharmX, visit www.BioPharmX.com.

About Timber Pharmaceuticals LLC

Timber is a privately held biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. The company’s investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. Timber is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), tuberous sclerosis complex (TSC), and localized scleroderma. For more information, visit https://www.timberpharma.com/.

Forward-Looking Statements

This press release contains forward-looking statements based upon BioPharmX’s and Timber’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. BioPharmX and Timber have based these forward-looking statements largely on their then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond each of BioPharmX’s and Timber’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) whether the NYSE American will continue to list the common shares of BioPharmX following the merger; (iv) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement; (v) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (vi) whether the combined business of Timber and BioPharmX will be successful; and (vii) those risks detailed in BioPharmX’s most recent Annual Report on Form 10-K for the fiscal year ended January 31, 2020 and subsequent reports filed with the SEC, as well as other documents that may be filed by BioPharmX from time to time with the SEC (including the proxy statement/prospectus and the supplement). Accordingly, you should not rely upon forward-looking statements as predictions of future events. Neither BioPharmX nor Timber can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, BioPharmX and Timber undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

For further information, contact:

BioPharmX Corporation

Steven Bosacki

Chief Executive Officer

650-238-9395

sbosacki@biopharmx.com

Timber Pharmaceuticals LLC

John Koconis

Chief Executive Officer

jkoconis@timberpharma.com

PCG Advisory Inc.

Jeff Ramson

646-762-4518

jramson@pcgadvisory.com